Back to Form 8-K
Exhibit 99.1

WellCare Announces Pricing of Notes

Tampa, Fla. (Mar. 8, 2017) – WellCare Health Plans, Inc. (NYSE: WCG) (“WellCare”) today announced that on March 8, 2017, it priced $1.2 billion aggregate principal amount of its 5.25% senior notes due 2025. The public offering of the notes was made pursuant to a registration statement and a related preliminary prospectus supplement filed by WellCare with the U.S. Securities and Exchange Commission (“SEC”). J.P. Morgan, SunTrust Robinson Humphrey, Wells Fargo Securities, Goldman, Sachs & Co., BofA Merrill Lynch and MUFG were the joint bookrunning managers of the offering. US Bancorp was the co-manager in the offering. The notes will be issued at 100.0%, and bear interest at 5.25%. The first interest payment for the notes will be October 1, 2017. The notes mature on April 1, 2025. The offering is expected to close on or about March 22, 2017. The issuance of the notes will be subject to customary closing conditions.
WellCare intends to use the net proceeds of the offering to redeem or repay $900.0 million in outstanding aggregate principal amount of its 5.75% Senior Notes due 2020 and to pay related premiums, accrued interest and fees and expenses associated with such redemption or repayment, to repay the amounts outstanding from time to time under its revolving credit facility, and thereafter for general corporate purposes, including organic growth and working capital. Pending such use, the proceeds may be invested temporarily in short-term interest-bearing, investment-grade securities or similar assets.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made by means of a prospectus and the related preliminary prospectus supplement. Before you invest, you should read the prospectus and the related preliminary prospectus supplement, the registration statement and other documents that WellCare has filed with the SEC for more complete information about WellCare and this offering. Copies of the prospectus and the related preliminary prospectus supplement can be obtained from J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 1-866-803-9204, from SunTrust Robinson Humphrey, Inc., Attention: Prospectus Department, 3333 Peachtree Road, NE, Atlanta, GA 30326, by telephone at 404-926-5744, or by email at STRH.Prospectus@suntrust.com, from Wells Fargo Securities, LLC, Attention: Client Support, 608 2nd Avenue, South Minneapolis, MN 55402, by telephone at 1-800-645-3751, Option 5, or by email at wfscustomerservice@wellsfargo.com, from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 1-866-471-2526 or e-mail at prospectus-ny@ny.email.gs.com, from BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@baml.com or MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, NY 10020, Attn: Capital Markets Group, by telephone at 1-877-649-6848 or by email at Prospectus@us.sc.mufg.jp. Alternatively, you may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/.

About WellCare Health Plans, Inc.
Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, to families, children, seniors and individuals with complex medical needs. WellCare serves approximately 4.0 million members nationwide as of January 1, 2017.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "expects," "anticipates," “will,” "intends," "plans," "believes," "estimates," and similar expressions are forward-looking statements. For example, statements regarding the company's intended use of proceeds contain forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare's progress on top priorities such as integrating care management, advocating for our members, building advanced relationships with providers and government partners, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare's ability to effectively estimate and manage growth, WellCare's ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, WellCare's ability to estimate and manage medical benefits expense effectively, including through its vendors, its ability to negotiate actuarially sound rates, especially in new programs with limited experience, the appropriation and payment by state governments of Medicaid premiums receivable, the timing and ability to  satisfy closing conditions for pending acquisitions, including receipt of regulatory approvals, adjustments to the purchase price of pending acquisitions and the manner of payment of the purchase price for pending acquisitions, the outcome of any protests and litigation related to Medicaid awards, the approval of Medicaid contracts by CMS, any changes to the programs or contracts, WellCare's ability to address operational challenges related to new business, and WellCare's ability to meet the requirements of readiness reviews. Given the risks and uncertainties inherent in forward-looking statements, any of WellCare's forward-looking statements could be incorrect and investors are cautioned not to place undue reliance on any of our forward-looking statements.
Additional information concerning these and other important risks and uncertainties can be found in the company's filings with the SEC, included under the captions "Forward-Looking Statements" and "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 31, 2016, and other filings by WellCare with the SEC, which contain discussions of WellCare's business and the various factors that may affect it. Subsequent events and developments may cause actual results to differ, perhaps materially, from WellCare's forward-looking statements. WellCare's forward-looking statements speak only as of the date on which the statements are made. WellCare undertakes no duty, and expressly disclaims any obligation, to update these forward-looking statements to reflect any future events, developments or otherwise.
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CONTACTS:
Investor:	Media:
Angie McCabe	Alissa Lawver
Vice President, Investor Relations	Public Relations Manager
Tel: 813-206-6958	Tel: 813-206-5256
angie.mccabe@wellcare.com	Alissa.lawver@wellcare.com

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